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                                                                    EXHIBIT 21.1

                              HEALTHTRONICS, INC.
                            SCHEDULE OF SUBSIDIARIES
                      (as of the date of this Prospectus)


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
Tenn-Ga Prostate Therapies, LLC                        Limited Liability Corporation           TN
Litho Management, Inc.                                 Corporation                             TX
HLE Corporation                                        Corporation                             TX
U.S. Lithotripsy, L.P.                                 Limited Partnership                     TX
Metro I Stone Management, Ltd.                         Limited Partnership                     TX
Mississippi Valley I Stone Management, L.P.            Limited Partnership                     MO
East Texas I Stone Management, Ltd.                    Limited Partnership                     TX
Dallas Stone Management, L.P.                          Limited Partnership                     TX
S.C. Missouri Stone Management, L.P.                   Limited Partnership                     MO
Tulsa Stone Management, L.P.                           Limited Partnership                     OK
Tyler Stone Services, L.P.                             Limited Partnership                     TX
Tyler Stone Management, L.P.                           Limited Partnership                     TX
SE Colorado Lithotripsy, L.P.                          Limited Partnership                     CO
Mississippi Valley II Stone Management, L.P.           Limited Partnership                     MO
Missouri Valley Lithotripsy, L.P.                      Limited Partnership                     MO
North Central Texas Lithotripsy, L.P.                  Limited Partnership                     TX
Central Missouri Lithotripsy, LLC                      Limited Liability Corporation           MO
White River Lithotripsy, LP                            Limited Partnership                     CO
Central Texas Lithotripsy, LP                          Limited Partnership                     TX
Central Dallas Lithotripsy, L.P.                       Limited Partnership                     TX
Western Colorado Lithotripsy, LP                       Limited Partnership                     CO
Oklahoma Lithotripsy, LP                               Limited Partnership                     OK
Lithowest, LLC                                         Limited Liability Corporation           AZ
Florida Lithology, Inc.                                Corporation                             FL
Florida Lithology, Ltd.                                Limited Partnership                     FL
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